                                                                                                           Exhibit 10.34

AMENDMENT NO. 1, dated as of March 9, 2011, among LIFETIME BRANDS, INC., a Delaware corporation (“Borrower”), CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”), and the Subsidiary Guarantors and Lenders listed on the signature pages hereto to that certain Second Lien Credit Agreement, dated as of June 9, 2010 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”) among Borrower, the Subsidiary Guarantors, the Lenders from time to time party thereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.   Amendments.

(a)   Section 6.08 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“SECTION 6.08   Dividends.  Dividends under this Agreement shall be permitted in accordance with and so long as such dividends are permitted under Section 6.08(a) of the First Lien Credit Agreement, as such section is in existence as of March 9, 2011, regardless of whether the First Lien Credit Agreement is in effect at the time of such Dividend; provided that for purposes of such section, any references therein to “Default” or “Event of Default” shall mean a “Default” or “Event of Default” under this Agreement; provided further that any such Dividends by the Borrower made pursuant to clauses (ii) or (iv) of such Section 6.08(a) shall not exceed $5.0 million in any fiscal year; provided further still that in the case of such Dividends by the Borrower made pursuant to clause (ii) of such Section 6.08(a), no Default or Event of Default has occurred and is continuing. ”

(b)           Schedule 1.01(b) to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 1.01(b) attached hereto.

(c)           Schedule 3.05 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 3.05 attached hereto.

(d)           Schedule 3.15 to the Credit Agreement is hereby amended and restated in its entirety to read as Schedule 3.15 attached hereto.

(e)           Exhibit D to the Credit Agreement is hereby amended and restated by removing Schedule 2 thereof in its entirety together with the sentence in item (a) of such Exhibit D which refers to such Schedule 2.

Section 2.   Representations and Warranties.  Borrower represents and warrants to the Lenders as of the date hereof and the date of effectiveness of this Amendment No. 1  that:

(a)   The execution, delivery and performance by Borrower of this Amendment No. 1  has been duly authorized by all necessary corporate action, and does not and will not (a) contravene the terms of Borrower’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Obligations to which Borrower is a party or affecting Borrower or the properties of Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject; or (c) violate any law, except, in each case referred to in clauses (b) and (c), to the extent that conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect;

(b)   Before and after giving effect to this Amendment No. 1, the representations and warranties set forth in the Credit Agreement are true and correct in all material respects on and as of the date of effectiveness of this Amendment No. 1, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and

(c)           At the time of and after giving effect to this Amendment No. 1, no Default or Event of Default has occurred or is continuing.

Section 3.   Conditions to Effectiveness.  This Amendment No. 1 shall become effective on the date on which each of the following conditions is satisfied:

(i)   The Administrative Agent (or its counsel) shall have received from the Required Lenders and each of the other parties hereto a signature page to Amendment No. 1 signed on behalf of such party; and

(ii)   The representations and warranties in Section 2 of this Amendment No. 1  shall be true and correct.

Section 4.   Counterparts.   This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 1 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5.   Applicable Law.  THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.   Headings.  The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.   Effect of Amendment.  Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties or the Agents under the Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms or conditions contained in the Credit Agreement or any other Loan Documents, all of which are ratified and affirmed in all respects, as expressly amended by this Amendment No. 1,  and shall continue in full force and effect.

[THE REMAINDER OF THIS PAGE IS  INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1  to be duly executed as of the date first above written.

LIFETIME BRANDS, INC.

By:	/s/ Laurence Winoker
Name: Laurence Winoker
Title: Senior Vice President & CFO

SUBSIDIARY GUARANTORS:

PFALTZGRAFF FACTORY STORES, INC.

By:	/s/ Laurence Winoker
Name: Laurence Winoker
Title: Senior Vice President & CFO

TMC ACQUISITION, INC.

By:	/s/ Laurence Winoker
Name: Laurence Winoker
Title: Senior Vice President & CFO

CITIBANK, N.A., as Administrative Agent and Lender

By:	/s/ James R. Williams
Name: James R. Williams
Title: Vice President